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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          INTEGRATED CIRCUIT SYSTEMS
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Notes:
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               [LETTERHEAD OF INTEGRATED CIRCUIT SYSTEMS, INC.]


January 13, 1998


Dear Fellow Shareholder:

As you know, Integrated Circuit Systems' Annual Meeting is now scheduled for Monday, January 25, 1999. Your support of the ICS management at the Annual Meeting is very important to the future of the Company. I strongly urge you to sign, date and return the enclosed WHITE proxy card in support of your Directors.

In my last letter, I mentioned that Institutional Shareholder Services Inc.
(ISS), the nation's leading independent institutional shareholder advisory firm, recommended that shareholders vote FOR management's director nominees and against the dissident slate proposed by Dr. Stavro Prodromou. Since that letter, Janney Montgomery Scott Inc., the Philadelphia based brokerage, also issued a report supporting the management of Integrated Circuit Systems.

In its report, Janney Montgomery Scott noted the following* :

     . "In our opinion, the appointment of Rudy Gassner as Chairman is a distinctly positive step and we believe the company has taken significant strides toward finding a superior CEO to lead the company forward."

Despite the distractions that a proxy fight poses, the Board of Directors is focused on the success of ICS and has been working to implement its plan to increase shareholder value, namely enhancing the core revenue growth rate, increasing new product introductions, improving ICS' Corporate Governance structure, improving the Shareholder Communications Program and improving margins.

We are eager to move past this proxy contest and into a new chapter of success for ICS. In that regard, and in order to minimize the distractions of a proxy fight, the Board of Directors chose to avoid courtroom litigation by providing a shareholder list to Dr. Prodromou, despite his failure to comply with the requirements of Pennsylvania law. In this way, we will not expend additional Company time and financial resources on an avoidable courtroom litigation.

*Permission to use quotation was neither sought nor obtained.

I urge you to vote for management's slate of Directors. Please SIGN, DATE AND RETURN the enclosed WHITE proxy card in the postage paid envelope provided today. Even if you have already returned a blue proxy card, you have every right to change your mind and return a WHITE proxy card in support of your Directors. Remember, only your latest dated, executed proxy card counts.


Very truly yours,

/s/ Rudolf Gassner

Rudolf Gassner
Chairman of the Board


IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKER, ONLY THAT ORGANIZATION CAN VOTE YOUR SHARES. PLEASE DIRECT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO
           EXECUTE ON YOUR BEHALF A WHITE PROXY CARD WITH A VOTE FOR
                            YOUR CURRENT MANAGEMENT.

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